                                                                    EXHIBIT 12.1


                         NATIONAL FIBERSTOK CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS EXCEPT RATIO DATA)

                                                                                                                   SIX MONTHS
                                                          YEAR ENDED                 YEAR ENDED                      ENDED
                                                         DECEMBER 31,               DECEMBER 31,                    JUNE 30,
                                                     --------------------  -------------------------------  ------------------------
                                                       1991       1992       1993       1994       1995        1995         1996
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
NATIONAL FIBERSTOK--HISTORICAL FINANCIAL DATA:
Income (loss) before income taxes..................       (760)      (757)    (4,893)    (2,015)    (1,040)     (1,039)      (1,451)
Interest expense (a)...............................        213        803      2,873      2,975      3,179       1,582        1,557
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Earnings.........................................       (547)        46     (2,020)       960      2,139         543          106
Interest expense...................................        213        803      2,873      2,975      3,179       1,582        1,557
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Fixed charges....................................        213        803      2,873      2,975      3,179       1,582        1,557
Ratio of earnings to fixed charges (b).............      (2.57)      0.06      (0.70)      0.32       0.57        0.34         0.07
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------


                                                                                                                   SIX MONTHS
                                                          YEAR ENDED                 YEAR ENDED                      ENDED
                                                         DECEMBER 31,               DECEMBER 31,            ------------------------
                                                     --------------------  -------------------------------   JUNE 30,     JUNE 28,
                                                       1991       1992       1993       1994       1995        1995         1996
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
TRANSKRIT CORPORATION--HISTORICAL CONSOLIDATED
 FINANCIAL DATA:
Income before income taxes.........................      4,688        852        815      4,506      4,957       1,131        3,685
Interest expense...................................        687        454        647        922        399         265           25
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Earnings.........................................      5,375      1,306      1,462      5,428      6,356       1,396        3,710
Interest expense...................................        687        454        647        922        399         265           25
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Fixed charges....................................        687        454        647        922        399         265           25
Ratio of earnings to fixed charges.................       7.82       2.88       2.26       5.89      13.42        5.27       148.40
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                     ---------  ---------  ---------  ---------  ---------  -----------  -----------



                                                                                                 PRO FORMA SIX         PRO FORMA
                                                                                 PRO FORMA        MONTHS ENDED       LATEST TWELVE
                                                                                YEAR ENDED          JUNE 30,         MONTHS ENDED
                                                                               DECEMBER 31,   --------------------     JUNE 30,
                                                                                   1995         1995       1996          1996
                                                                               -------------  ---------  ---------  ---------------
UNAUDITED PRO FORMA COMBINED CONSOLIDATED
 FINANCIAL DATA:
Income (loss) before income taxes............................................          648       (1,911)    (2,389)          170
Interest expense (a).........................................................       12,901        6,341      6,368        12,928
                                                                                    ------    ---------  ---------        ------
  Earnings...................................................................       13,549        4,430      3,979        13,098
Interest expense (a).........................................................       12,901        6,341      6,368        12,928
                                                                                    ------    ---------  ---------        ------
  Fixed charges..............................................................       12,901        6,341      6,368        12,928
Ratio of earnings to fixed charges (c).......................................         1.05         0.70       0.62          1.01
                                                                                    ------    ---------  ---------        ------


(a) Interest expense includes amortization of deferred financing costs and discounts.


(b) Earnings were insufficient to cover fixed charges by $760, $757, $4,893, $2,015, $1,040, $1,039, and $1,451 for the year ended December 31, 1991,
    1992, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996, respectively.



(c) Pro Forma earnings were insufficient to cover fixed charges by $1,911 and $2,389 for the six months ended June 30, 1995 and 1996, respectively.